BANK Selling Agreement
May 1, 2010

1. Introduction. The parties to this Agreement are the undersigned bank or trust company (“Bank”) and Franklin Templeton Distributors, Inc. (“FTDI”). This Agreement sets forth the terms and conditions under which FTDI will execute purchases and redemptions of shares of the Franklin or Templeton investment companies or series of such investment companies for which FTDI now or in the future serves as principal underwriter (each, a “Fund”), at the request of Bank upon the order and for the account of Bank’s customers (“Customers”). In this Agreement, “Customer” shall include the beneficial owners of an account and any agent or attorney in fact duly authorized or appointed to act on the owner’s behalf with respect to the account; and “redemptions” shall include redemptions of shares of Funds that are open-end management investment companies and repurchases of shares of Funds that are closed-end investment companies by the Fund that is the issuer of such shares. FTDI will notify Bank from time to time of the Funds that are eligible for distribution and the terms of compensation under this Agreement. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

2. Representations and Warranties of Bank. Bank warrants and represents to FTDI and the Funds that:

   (a)      ‑Bank is a “bank” as defined in section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

   (b)      ‑Bank is authorized to enter into this Agreement as agent for Customers, and Bank’s performance of its obligations and receipt of consideration under this Agreement will not violate any law, regulation, charter, agreement or regulatory restriction to which Bank is subject;

   (c)      ‑Bank has received all regulatory agency approvals and taken all legal and other steps necessary for offering the services Bank will provide to Customers and receiving any applicable compensation in connection with this Agreement; and

   (d)      ‑Bank will comply with all applicable U.S. federal, state and local laws and regulations in performing its obligations hereunder. Without limiting the foregoing, Bank agrees that in recommending to a customer the purchase, sale or exchange of any shares, or class of shares, of a Fund, Bank shall have reasonable grounds for believing that the recommendation is suitable for such customer. Bank also agrees that it will comply with all policies and agreements concerning Site (as defined in Paragraph 4(b)(4) below) usage, including, without limitation, the Terms of Use Agreement(s) posted on the Sites (“Site Terms”) as may be revised and reposted on the Sites from time to time, and those Site Terms (as in effect from time to time) are part of this Agreement.

3. Representations and Warranties of the Principal Underwriter. FTDI warrants and represents to Bank that:

   (a)      FTDI is a broker/dealer registered under the 1934 Act; and

   (b)      FTDI is the principal underwriter of the Funds.

4. Covenants of Bank.

   (a)      For each purchase, redemption or exchange transaction under this Agreement (each, a “Transaction”), Bank will:

      1) be authorized to engage in the Transaction;

      2) except as otherwise provided herein, act as agent for Customer, unless Bank is the Customer;

      3) act solely for the account of Customer, unless Bank is the Customer;

      4) not submit an order unless Bank has already received the order from Customer, unless Bank is the Customer;

      5) ‑not withhold placing any Customer’s order for the purpose of profiting from the delay or place orders for Fund shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher Fee (as defined in Paragraph 5(e) below) applicable to a Transaction in an amount below the breakpoint;

      6) ‑have no beneficial ownership of the securities in any purchase Transaction (Customer will have the full beneficial ownership), unless Bank is the Customer (in which case, Bank will not engage in the Transaction unless the Transaction is legally permissible for Bank);

      7) ‑not accept or withhold any Fee (as defined in Paragraph 5(e) of this Agreement) otherwise allowed under Paragraphs 5(d) and (e) of this Agreement, if prohibited by the Employee Retirement Income Security Act of 1974, as amended, or trust or similar laws to which Bank is subject, in the case of Transactions of Fund shares involving retirement plans, trusts, or similar accounts;

      8)    ‑maintain records of all Transactions of Fund shares made through Bank and furnish FTDI with copies of such records upon request; and

      9) ‑distribute Prospectuses, statements of additional information and reports to Customers in compliance with applicable legal requirements, except to the extent that FTDI expressly undertakes to do so on behalf of Bank.

   (b)      While this Agreement is in effect, Bank will:

      1) ‑not purchase any Fund shares from any person at a price lower than the redemption or repurchase price, as applicable, next determined by the applicable Fund;

      2) ‑repay FTDI the full Fee received by Bank under Paragraphs 5(d) and (e) of this Agreement, and any payments FTDI or its affiliates made to Bank from their own resources under Paragraph 5(e) of this Agreement (“FTDI Payments”), for any Fund shares purchased under this Agreement which are redeemed or repurchased by the Fund within seven (7) business days after the purchase; in turn, FTDI shall pay to the Fund the amount repaid by Bank (other than any portion of such repayment that is a repayment of FTDI Payments) and will notify Bank of any such redemption within a reasonable time (termination or suspension of this Agreement shall not relieve Bank or FTDI from the requirements of this subparagraph);

      3) ‑in connection with orders for the purchase of Fund shares on behalf of an individual retirement account, self employed retirement plan or other retirement accounts, by mail, telephone, wire or through the Sites, act as agent for the custodian or trustee of such plans and shall not place such an order until Bank has received from its Customer payment for such purchase and, if such purchase represents the first contribution to such a plan, the completed documents necessary to establish the plan and enrollment in the plan (Bank agrees to indemnify FTDI and Franklin Templeton Bank & Trust, F.S.B. and/or Fiduciary Trust International of the South, as applicable, for any claim, loss, or liability resulting from incorrect investment instructions received from Bank which cause a tax liability or other tax penalty);

      4) ‑obtain from its Customers any consents required by applicable federal and/or state privacy laws to (a) permit FTDI, any of its affiliates or the Funds to provide Bank with confirmations, account statements and other information about Customers’ investments in the Funds, and (b) permit Bank and its registered representatives, agents, independent contractors and/or employees to transmit and receive confidential information concerning such Customers to or from FTDI and through its websites at franklintempleton.com, AdvisorCentral.com, dstvision.com and such other URL(s) through which FTDI may permit Bank to conduct business concerning the Funds from time to time (referred to collectively as the “Sites”);

      5) ‑place orders for the purchase of Fund shares by Bank only for Customers for whom Bank has appropriate identification as required by applicable anti-money laundering laws or policies in Bank’s jurisdiction; and

      6) ‑to the extent Bank is a “financial intermediary” with respect to the Funds, as that term is defined in Appendix A and Rule 22c-2 under the Investment Company Act of 1940 (the “1940 Act”), comply with the additional terms and conditions set forth in Appendix A.

5. Terms and Conditions for Transactions.

   (a)      ‑Price Purchase orders for Fund shares received from Bank will be accepted only at the public offering price and in compliance with procedures applicable to each purchase order as set forth in the then current prospectus and statement of additional information (hereinafter, collectively, “Prospectus”) for the applicable Fund. All purchase orders must be accompanied by payment in U.S. Dollars. Orders payable by check must be drawn payable in U.S. Dollars on a U.S. bank, for the full amount of the investment. All sales are made subject to receipt of shares by FTDI from the Funds. FTDI reserves the right in its discretion, without notice, to suspend the sale of shares or withdraw the offering of shares entirely.

   (b)      ‑Orders and Confirmations Except as otherwise provided, Bank shall not have any authority to act as agent for the Funds, FTDI, or any other dealer in any respect, nor will Bank represent to any third party that it has such authority or is acting in such capacity. All orders are subject to acceptance or rejection by FTDI and by the Fund or its transfer agent at their sole discretion, and become effective only upon confirmation by one of them. Transaction orders shall be made using the procedures and forms provided by FTDI from time to time. Orders will be effected at the price(s) next computed on the day they are received if, as set forth in the applicable Fund’s current Prospectus, the orders are received by FTDI or an agent appointed by FTDI or the Funds prior to the close of trading on the New York Stock Exchange, generally 4:00 p.m. eastern time (“Close of Trading”). Orders received after that time will be effected at the price determined on the next business day. No order will be accepted unless Bank or Customer shall have provided FTDI with Customer’s full name, address and other information normally required by FTDI to open a customer account, and FTDI shall be entitled to rely on the accuracy of the information provided by Bank. A written confirming statement will be sent to the shareholder of record upon settlement of each Transaction.

      ‑If Bank has entered into a FundSERV Agreement with FTDI to effect Transactions in Fund shares through FundSERV, Bank is hereby authorized to act on FTDI’s behalf for the limited purpose of receiving purchase, exchange and redemption orders for Fund shares executed through FundSERV. Bank represents and warrants that all orders for the purchase, exchange or redemption of Fund shares transmitted to FundSERV for processing on or as of a given business day (Day 1) shall have been received by Bank prior to the Close of Trading on Day 1. Such orders shall receive the share price next calculated following the Close of Trading on Day 1. Bank represents and warrants that orders received by Bank after the Close of Trading on Day 1 shall be treated by Bank and transmitted to FundSERV as if received on the next business day (Day 2). Such orders shall receive the share price next calculated following the Close of Trading on Day 2. Bank represents that it has systems in place reasonably designed to prevent orders received after the Close of Trading on Day 1 from being executed with orders received before the Close of Trading on Day 1.

   (c)      ‑Multiple Class Guidelines FTDI may from time to time provide to Bank written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares (each, a “Class”) with different sales charges and distribution related operating expenses. Bank will comply with FTDI’s written compliance guidelines and standards, as well as with any applicable rules or regulations of government agencies or self regulatory organizations generally affecting the sale or distribution of investment companies offering multiple classes of shares, whether or not Bank deems itself otherwise subject to such rules or regulations.

   (d)      ‑Payments by Bank for Purchases On the settlement date for each purchase, Bank shall either (i) remit the full purchase price by wire transfer to an account designated by FTDI, or (ii) following FTDI’s procedures, wire the purchase price less the Fee allowed by Paragraph 5(e) of this Agreement. Twice monthly, FTDI will pay Bank Fees not previously paid to or withheld by Bank. Each calendar month, FTDI, as applicable, will prepare and mail an activity statement summarizing all Transactions.

   (e)      ‑Fees and Payments Where permitted by the Prospectus for a Fund, a charge, concession, or fee (each of the foregoing forms of compensation, a “Fee”) may be paid to Bank, related to services provided by Bank in connection with Transactions in shares of such Fund. The amount of the Fee, if any, is set by the relevant Prospectus. Adjustments in the Fee are available for certain purchases, and Bank is solely responsible for notifying FTDI when any purchase or redemption order is qualified for such an adjustment. If Bank fails to notify FTDI of the applicability of a reduction in the sales charge at the time the trade is placed, neither FTDI nor any of the Funds will be liable for amounts necessary to reimburse any Customer for the reduction which should have been effected.

      ‑In accordance with the Funds’ Prospectuses, FTDI or its affiliates may, but are not obligated to, make payments from their own resources to Bank as compensation for certain sales that are made at net asset value (“Qualifying Sales”). If Bank notifies FTDI of a Qualifying Sale, FTDI may make a contingent advance payment up to the maximum amount available for payment on the sale. If any of the shares purchased in a Qualifying Sale are redeemed or repurchased within twelve (12) months of the month of purchase, FTDI shall be entitled to recover any advance payment attributable to the redeemed or repurchased shares by reducing any account payable or other monetary obligation FTDI may owe to Bank or by making demand upon Bank for repayment in cash. FTDI reserves the right to withhold any one or more advances, if for any reason FTDI believes that FTDI may not be able to recover unearned advances. Termination or suspension of this Agreement does not relieve Bank from the requirements of this paragraph. Bank agrees to waive payment of any amounts of dealer concessions payable to Bank by FTDI until such time as FTDI is in receipt of such dealer concessions.

   (f)      ‑Rule 12b-1 Plans Bank is also invited to participate in all distribution plans (each, a “Plan”) adopted for a Class of a Fund or for a Fund that has only a single Class (each, a “Plan Class”) pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

      ‑To the extent Bank provides administrative and other services, including, but not limited to, furnishing personal and other services and assistance to Customers who own shares of a Plan Class, answering routine inquiries regarding a Fund or Class, assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require, to the extent permitted by applicable statutes, rules, or regulations, FTDI shall pay Bank a Rule 12b-1 servicing fee. To the extent that Bank participates in the distribution of Fund shares that are eligible for a Rule 12b-1 distribution fee, FTDI shall also pay Bank a Rule 12b-1 distribution fee. All Rule 12b-1 servicing and distribution fees shall be based on the value of shares attributable to Customers and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the compensation schedule then in effect for the applicable Plan (the “Schedule”). Without prior approval by a majority of the outstanding shares of a particular Class of a Fund, the aggregate annual fees paid to Bank pursuant to such Plan shall not exceed the amounts stated as the “annual maximums” in such Plan Class’ Prospectus, which amount shall be a specified percent of the value of such Plan Class’ net assets held in Customers’ accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as such Plan Class uses to compute its net assets, as set forth in its effective Prospectus).

      ‑Bank shall furnish FTDI and each Fund that has a Plan Class (each, a “Plan Fund”) with such information as shall reasonably be requested by the Board of Directors, Trustees or Managing General Partners (hereinafter referred to as “Directors”) of such Plan Fund with respect to the fees paid to Bank pursuant to the Schedule of such Plan Fund. FTDI shall furnish to the Directors of the Plan Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

      ‑Each Plan and the provisions of any agreement relating to such Plan must be approved annually by a vote of the Directors of the Fund that has such Plan, including such persons who are not interested persons of such Plan Fund and who have no financial interest in such Plan or any related agreement (“Rule 12b-1 Directors”). Each Plan or the provisions of this Agreement relating to such Plan may be terminated at any time by the vote of a majority of Rule 12b-1 Directors of the Fund that has such Plan, or by a vote of a majority of the outstanding shares of the Class that has such Plan on sixty (60) days’ written notice, without payment of any penalty. A Plan or the provisions of this Agreement may also be terminated by any act that terminates the underwriting agreement between FTDI and the Fund that has such Plan, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, LLC or their affiliates and such Plan Fund. In the event of the termination of a Plan for any reason, the provisions of this Agreement relating to such Plan will also terminate.

      ‑Continuation of a Plan and the provisions of this Agreement relating to such Plan are conditioned on Rule 12b-1 Directors being ultimately responsible for selecting and nominating any new Rule 12b-1 Directors. Under Rule 12b-1, Directors of any of the Plan Funds have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, a Plan Fund is permitted to implement or continue a Plan or the provisions of this Agreement relating to such Plan from year to year only if, based on certain legal considerations, the Board of Directors of such Plan Fund is able to conclude that the Plan will benefit the Plan Class. Absent such yearly determination, a Plan and the provisions of this Agreement relating to such Plan must be terminated as set forth above. In addition, any obligation assumed by a Fund pursuant to this Agreement shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction thereof from shareholders of a Fund. Bank agrees to waive payment of any amounts payable to Bank by FTDI under a Fund’s Plan until such time as FTDI is in receipt of such fee from the Fund.

      ‑In the event of any inconsistency, the provisions of the Plans between the Plan Funds and FTDI shall control over the provisions of this Agreement.

   (g)      ‑Other Distribution Services From time to time, FTDI may offer telephone and other augmented services in connection with Transactions under this Agreement. If Bank uses any such service, Bank will be subject to the procedures applicable to the service, whether or not Bank has executed any agreement required for the service.

   (h)      ‑Conditional Orders; Certificates FTDI will not accept any conditional Transaction orders. Delivery of certificates or confirmations for shares purchased shall be made by a Fund only against constructive receipt of the purchase price, subject to deduction of any Fee and FTDI’s portion of the sales charge, if any, on such sale. No certificates for shares of the Funds will be issued unless specifically requested.

   (i)      ‑Cancellation of Orders If payment for shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without notice or demand, and neither FTDI nor the Fund(s) shall have any responsibility or liability for such a cancellation; alternatively, at FTDI’s option, the unpaid shares may be sold back to the Fund, and Bank shall be liable for any resulting loss to FTDI or to the Fund(s). FTDI shall have no liability for any check or other item returned unpaid to Bank after Bank has paid FTDI on behalf of a purchaser. FTDI may refuse to liquidate the investment unless FTDI receives the purchaser’s signed authorization for the liquidation.

   (j)      ‑Order Corrections Bank shall assume responsibility for any loss to a Fund(s) caused by a correction made subsequent to the trade date, provided such correction was not based on any error, omission or negligence on FTDI’s part, and Bank will immediately pay such loss to the Fund(s) upon notification.

   (k)      ‑Redemptions; Cancellation Redemptions or repurchases of shares will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable Fund Prospectuses. If Bank sells shares for the account of the record owner to the Fund(s), Bank shall be deemed to represent to FTDI that Bank is doing so as agent for Customer and that Bank is authorized to do so in such capacity. Such sales to the Fund(s) shall be at the redemption or repurchase price then currently in effect for such shares. If on a redemption which Bank has ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on the part of FTDI or any Fund, or at the option of FTDI, FTDI may buy the shares redeemed on behalf of the Fund(s), in which latter case, FTDI may hold Bank responsible for any loss to the Fund(s) or loss of profit suffered by FTDI resulting from Bank’s failure to settle the redemption.

   (l)      ‑Exchanges Exchange orders will be effective only for uncertificated shares or for which share certificates have been previously deposited and may be subject to any fees or other restrictions set forth in the applicable Prospectuses. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund sold with a sales charge to a Fund which carries a higher sales charge may be subject to a sales charge in accordance with the terms of the applicable Fund’s Prospectus. Bank will be obligated to comply with any additional exchange policies described in the applicable Fund’s Prospectus, including without limitation any policy restricting or prohibiting excessive and/or short term trading activity, the collection of redemption fees associated with such trading activity and the prohibition of “market timing,” as defined in the Prospectus.

   (m)      ‑Qualification of Shares Upon request, FTDI shall notify Bank of the states or other jurisdictions in which each Fund’s shares are currently noticed, registered or qualified for offer or sale to the public. FTDI shall have no obligation to make notice filings of, register or qualify, or to maintain notice filings of, registration of or qualification of, Fund shares in any particular state or other jurisdiction. FTDI shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the registration, qualification or licensed status of Bank or any of its agents or sub agents in connection with the purchase or sale of Fund shares or for the manner of offering, sale or purchase of Fund shares. Except as stated in this paragraph, FTDI shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such shares or for any matter in connection therewith, and no obligation not expressly assumed by FTDI in this Agreement shall be implied. If it is necessary to file notice, register or qualify shares of any Fund in any country, state or other jurisdiction having authority over the purchase or sale of Fund shares that are purchased by a Customer, it will be Bank’s responsibility to arrange for and to pay the costs of such notice filing, registration or qualification; prior to any such notice filing, registration or qualification, Bank will notify FTDI of its intent and of any limitations that might be imposed on the Funds, and Bank agrees not to proceed with such notice filing, registration or qualification without the written consent of the applicable Fund(s) and of FTDI. Nothing in this Agreement shall be deemed to be a condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act, the 1940 Act, the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), or any applicable laws or regulations of any government or authorized agency in the U.S. or any other country having jurisdiction over the offer or sale of shares of the Funds, or to relieve the parties hereto from any liability arising under such laws, rules or regulations.

   (n)      ‑Indemnification Bank agrees to indemnify, and hold harmless FTDI, and the Funds, as well as FTDI’s and the Funds’ respective officers, directors and employees (collectively “Indemnitees”), from any and all actual or alleged losses, claims, liabilities and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or as the result of (1) any actual or alleged violation of any statute or regulation (including without limitation U.S. and state securities laws and regulations and consumer protection laws, as well as the laws of any foreign country where Bank offers or sells shares of the Funds) and/or any actual and/or alleged violation of common law (including without limitation all tort and/or contract claims), which in any way relate to any offer, sale, redemption, transfer or exchange of shares of the Funds (including any actual and/or alleged mishandling of the Transaction and/or misappropriation of the proceeds in connection therewith) by Bank and/or by or through any of Bank’s registered representatives, agents, independent contractors and/or employees; (2) the breach by Bank or any of Bank’s registered representatives, agents, independent contractors and/or employees of any of the terms and conditions of this Agreement; and/or (3) any use of, including unauthorized access obtained through Bank, of the Sites by Bank or Bank’s officers, directors, employees or agents; provided, however, that an Indemnitee shall not be entitled to indemnification hereunder to the extent the actual and proximate cause of any such Losses is attributed to such Indemnitee’s own negligence, willful misconduct or breach of this Agreement.

      ‑In addition, Bank agrees that in the event that Indemnitees are named in any legal proceedings (including, but not limited to, lawsuits filed in court and statements of claim filed in an arbitration forum) which involve claims and/or liabilities that are the subject of this indemnification agreement, FTDI and the Funds may, following notice to Bank, retain attorneys of FTDI’s choice to represent FTDI and/or the Funds in such legal proceedings at Bank’s expense, and Bank will promptly reimburse FTDI and/or the Funds for the attorneys’ fees and expenses incurred in connection with the defense of any such legal proceedings. This Paragraph 5(n) shall survive the termination of this Agreement.

   (o)      ‑Prospectus and Sales Materials; Limit on Advertising Bank is not authorized to give any information or make any representations concerning shares of a Fund except those contained in the Fund’s then current Prospectus, Summary Prospectus, Statement of Additional Information or in other materials produced by FTDI or by the Fund nor may Bank present or create any information or materials that are contrary to or inconsistent with the materials so provided to Bank. FTDI will supply reasonable quantities of, and/or reasonable electronic access to, Prospectuses (and/or any applicable Summary Prospectuses), sales or other marketing materials, and additional information as issued by the Fund or by FTDI. FTDI will not be responsible for reimbursing Bank for any costs or expenses Bank may incur for accessing or printing such materials. Bank is not authorized to modify or translate any materials FTDI has provided to Bank.

      ‑Bank agrees, represents and warrants that it is solely responsible for any materials prepared by Bank that are based upon information concerning shares of a Fund produced by FTDI or the Fund and that such materials will (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country having jurisdiction over the offering or sale of shares of the Funds, (b) not be contrary to or inconsistent with the information or materials provided to Bank by FTDI or a Fund, and (c) be made available to FTDI upon request. Bank agrees to file any advertising or sales material relating to the Funds prepared by Bank with any applicable legal or regulatory authority, within the timeframes that may be required from time to time by such legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that FTDI will neither review nor approve for use any materials prepared by Bank and will have no involvement in the preparation of, or responsibility for, any such materials prepared by Bank. Notwithstanding the above, Bank may not use the Franklin Templeton Investments name or logo in materials prepared by Bank without FTDI’s prior written consent.

   (p)      ‑Customer Information Each party to this Agreement agrees to limit the disclosure of non-public personal information of shareholders and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

   (q)      ‑Use of Site Each of Bank’s representatives, agents, independent contractors and employees will have access to the Sites as provided herein, (a) upon registration by such individual on a Site (including providing certain data and codes identifying Bank), (b) if Bank causes an MOS Site Access Request Form (an “Access Form”) to be signed by Bank’s authorized supervisory personnel and submitted to FTDI, as a Schedule to, and legally a part of, this Agreement, or (c) if Bank provides such individual with the necessary access codes or other information necessary to access the Sites through any generic or firm-wide authorization FTDI may grant Bank from time to time. Upon receipt by FTDI of a completed registration submitted by an individual through the Sites or a signed Access Form referencing such individual, FTDI shall be entitled to rely upon the representations contained therein as if Bank had made them directly hereunder and FTDI will issue a user identification, express number and/or password (collectively, “Access Code”). Any person to whom FTDI issues an Access Code or to whom Bank provides the necessary Access Codes or other information necessary to access the Sites through any generic or firm-wide authorization FTDI may grant Bank from time to time shall be an “Authorized User.” FTDI shall be entitled to assume that such person validly represents Bank and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which Bank is authorized to access on the Site. All inquiries and Transactions initiated by Bank (including Bank’s Authorized Users) are Bank’s responsibility, are at Bank’s risk and are subject to FTDI’s review and approval (which could cause a delay in processing). Bank agrees that FTDI does not have a duty to question information or instructions Bank (including Authorized Users) gives to FTDI under this Agreement, and that FTDI is entitled to treat as authorized, and act upon, any such instructions and information Bank submits to FTDI. Bank agrees to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. Bank agrees to inform FTDI if Bank wishes to restrict or revoke the access of any individual Access Code. If Bank becomes aware of any loss or theft or unauthorized use of any Access Code, Bank agrees to contact FTDI immediately. Bank also agrees to monitor its (including Authorized Users’) use of the Site to ensure the terms of this Agreement are followed. Bank acknowledges that the Sites are transmitted over the Internet on a reasonable efforts basis and FTDI does not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-infringement. Moreover, Bank acknowledges that the Sites are provided for informational purposes only, and are not intended to comply with any requirements established by any regulatory or governmental agency.

   (r)      ‑Anti-Money Laundering Each party to this Agreement acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001, the Bank Secrecy Act and their corresponding implementing regulations (collectively, the “AML Laws”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each party represents and warrants that it has established policies and procedures reasonably designed to detect and prevent money laundering and to comply with the AML Laws, in all relevant aspects. Each party agrees that it will take such further steps and cooperate with the other party as may be reasonably necessary to facilitate compliance with the AML Laws. Each party also certifies that it complies with the economic sanction programs administered by the U.S. Treasury’s Office of Foreign Assets Control.

6. Continuously Offered Closed-End Funds. This Paragraph 6 relates solely to shares of Funds that represent a beneficial interest in shares that are issued by a Fund that is a closed end investment company registered under the 1940 Act that makes a continuous offering of it shares, for which FTDI or an affiliate of FTDI serves as principal underwriter and that periodically repurchases its shares (each, a “Trust”). Shares of a Trust being offered to the public will be registered under the 1933 Act and are expected to be offered during an offering period that may continue indefinitely (“Continuous Offering Period”). There is no guarantee that such a continuous offering will be maintained by the Trust. The Continuous Offering Period, shares of a Trust and certain of the terms on which such shares are being offered are more fully described in the Prospectus of the Trust.

As set forth in a Trust’s then current Prospectus, FTDI shall provide Bank with appropriate compensation for purchases of shares of the Trust made by Bank for the account of Customers or by Customers. In addition, Bank may be entitled to a fee for servicing Customers who are shareholders in a Trust, subject to applicable law. Bank agrees that any repurchases of shares of a Trust that were originally purchased as Qualifying Sales shall be subject to Paragraph 5(e) hereof.

Bank expressly acknowledges and understands that, notwithstanding anything to the contrary in this Agreement:

   (a)      ‑No Trust has a Rule-12b 1 Plan and in no event will a Trust pay, or have any obligation to pay, any compensation directly or indirectly to Bank.

   (b)      ‑Shares of a Trust will not be repurchased by either the Trust (other than through repurchase offers by the Trust from time to time, if any) or by FTDI and no secondary market for such shares exists currently, or is expected to develop. Any representation as to a repurchase or tender offer by the Trust, other than that set forth in the Trust’s then current Prospectus, notification letters, reports or other related material provided by the Trust, is expressly prohibited.

   (c)      ‑An early withdrawal charge payable by shareholders of a Trust to FTDI may be imposed on shares accepted for repurchase by the Trust that have been held for less than a stated period, as set forth in the Trust’s then current Prospectus.

   (d)      ‑In the event a Customer cancels his or her order for shares of a Trust after confirmation, such shares will not be repurchased, remarketed or otherwise disposed of by or through FTDI.

7. General.

   (a)      ‑Successors and Assignments This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided that this Agreement will terminate automatically in the event of its assignment by FTDI. For purposes of the preceding sentence, the word “assignment” shall have the meaning given to it in the 1940 Act. Bank may not assign this Agreement without the advance written consent of FTDI.

   (b)      ‑Paragraph Headings The paragraph headings of this Agreement are for convenience only, and shall not be deemed to define, limit, or describe the scope or intent of this Agreement.

   (c)      ‑Severability Should any provision of this Agreement be determined to be invalid or unenforceable under any law, rule, or regulation, that determination shall not affect the validity or enforceability of any other provision of this Agreement.

   (d)      ‑Waivers There shall be no waiver of any provision of this Agreement except a written waiver signed by Bank and FTDI. No written waiver shall be deemed a continuing waiver or a waiver of any other provision, unless such written waiver expresses such intention.

   (e)      ‑Sole Agreement This Agreement is the entire agreement of Bank and FTDI and supersedes all oral negotiations and prior writings, including any prior bank selling agreements.

   (f)      ‑Governing Law This Agreement shall be construed in accordance with the laws of the State of California, not including any provision which would require the general application of the law of another jurisdiction, and shall be binding upon the parties hereto when signed by FTDI and accepted by Bank, either by Bank’s signature in the space provided below or by Bank’s first trade entered after receipt of this Agreement.

   (g)      ‑Setoff; Arbitration Should Bank owe any sum of money to FTDI under or in relation to this Agreement for the purchase, sale, redemption or repurchase of any Fund shares, FTDI may offset and recover the amount owed by Bank to FTDI or the Funds from any amount owed by FTDI to Bank or from any other account Bank has with FTDI, without notice or demand to Bank. Either party may submit any dispute under this Agreement to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Judgment upon any arbitration award may be entered by any court having jurisdiction.

   (h)      ‑Amendments FTDI may amend this Agreement at any time by depositing a written notice of the amendment in the U.S. mail, first class postage pre paid, addressed to Bank’s address given below (or such other address as specified in writing by Bank). Bank’s placement of any Transaction order for shares of a Fund or acceptance of any payments after the effective date and receipt of notice of any such amendment shall constitute Bank’s acceptance of the amendment. Notwithstanding the foregoing, the Site Terms may be separately amended as provided therein and as so amended and in effect from time to time shall be a part of this Agreement.

   (i)      ‑Term and Termination This Agreement shall continue in effect until terminated and shall terminate automatically in the event that Bank ceases to be a “bank” as set forth in paragraph 2(a) of this Agreement. FTDI or Bank may terminate this Agreement at any time by written notice to the other, but such termination shall not affect the payment or repayment of Fees on Transactions prior to the termination date. Termination also will not affect the indemnities given under this Agreement.

   (j)      ‑Acceptance; Cumulative Effect This Agreement is cumulative and supersedes any similar agreement previously in effect. It shall be binding upon the parties hereto when signed by FTDI and accepted by Bank. If Bank has a current selling agreement with FTDI, Bank’s first trade or acceptance of payments from FTDI after receipt of this Agreement, as it may be amended pursuant to paragraph 7(h), above, shall constitute Bank’s acceptance of the terms of this Agreement.

Otherwise, Bank’s signature below shall constitute Bank’s acceptance of these terms.

FRANKLIN TEMPLETON DISTRIBUTORS, INC.

By /s/ Peter D. Jones______________________________________

   Peter D. Jones, President

One Franklin Parkway
San Mateo, CA 94403-1906
Attention: Chief Legal Officer (for legal notices only)
(650) 312-2000

100 Fountain Parkway
St. Petersburg, Florida 33716-1205
(727) 299-8712

To the Bank or Trust Company: If you have not previously signed an agreement with FTDI for the sale of mutual fund shares to your customers, please complete and sign this section and return the original to us.

BANK or TRUST COMPANY:

Bank’s Name

                                                 Date

By:

   (Signature)

Name                                             Title

Appendix A - Additional Terms and Conditions Regarding Rule 22c-2

To the extent Bank is a “financial intermediary” with respect to the Funds, Bank agrees as follows:

1.1 Agreement to Provide Information. Bank agrees to provide Distributors, upon written request, the taxpayer identification number (“TIN”) of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund Shares held through an account maintained by Bank during the period covered by the request.

   ‑1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. Distributors may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by it for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

   ‑1.1.2 Form and timing of Response. Bank agrees to transmit the requested information that is on Bank’s books and records to Distributors or its designee promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on Bank’s books and records, Bank agrees to: (i) provide or arrange to provide Distributors or its designee the requested information regarding Shareholders who hold an account with an indirect intermediary; or (ii) prohibit further purchases of Fund Shares by such indirect intermediary on behalf of itself or other persons. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to Distributors should be consistent with the NSCC Standardized Data Reporting Format.

   ‑1.1.3 Limitations on Use of Information. Distributors agrees not to use the information received for marketing or any other similar purpose without Bank’s prior written consent.

1.2 Agreement to Restrict Trading. Bank agrees to execute written instructions from Distributors or its designee to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by Distributors or its designee as having engaged in transactions in Shares (directly or indirectly through an account established by Bank) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

   ‑1.2.1 Form of Instructions. Instructions must include the TIN and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

   ‑1.2.2 Timing of Response. Bank agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after Bank’s receipt of the instructions.

   ‑1.2.3 Confirmation. Bank must provide written confirmation to Distributors or its designee that instructions have been executed. Bank agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

1.3 Excepted Funds. These terms and conditions shall not apply to any “Excepted Fund” as defined in Section 1.4.

1.4 Definitions.

“Distributors” means Franklin Templeton Distributors, Inc.

“Funds” or a “Fund” means certain registered investment companies, and separate series of such companies, for which Distributors serves as the principal underwriter.

“Financial Intermediary” means:

   (i) ‑any broker, dealer, bank, or other person that holds securities issued by a Fund, in nominee name;

   ‑(ii)     ‑a unit investment trust or fund that invests in a Fund in reliance on section 12(d)(l)(E) of the 1940 Act (15 U.S.C. 80a-12(d)(l)(E)); and

   ‑(iii)    ‑in the case of a participant-directed employee benefit plan that owns the securities issued by a Fund, a retirement plan’s administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1002 (16)(A)) or any person that maintains the plan’s participant records.

   ‑Notwithstanding the above, “financial intermediary” does not include any person that the Fund treats as an individual investor with respect to the Fund’s policies established for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

“Excepted Fund” means:

   ‑(i)      ‑any Fund that is regulated as a money market fund under Rule 2a-7 under the 1940 Act;

   ‑(ii)     ‑any Fund that issues securities that are listed on a national securities exchange; and

   ‑(iii)    ‑any Fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the Fund permits short-term trading of its securities and that such trading may result in additional costs for the Fund.

“Shareholder” means:

   ‑(i)      ‑a beneficial owner of securities held in nominee name;

   ‑(ii)     ‑a participant in a participant-directed employee benefit plan;

   ‑(iii)    ‑a holder of interests in a fund or unit investment trust that has invested in a Fund in reliance on section 12(d)(l)(E) of the 1940 Act; and

   ‑(iv)     ‑a holder of interests in a variable annuity or variable life insurance contract issued by a financial intermediary and for which one or more Funds serve as underlying investments.

   ‑“Shareholder” does not include a fund investing pursuant to section 12(d)(l)(G) of the 1940 Act, a trust established pursuant to section 529 of the Internal Revenue Code (26 U.S.C. 529), or a holder of an interest in such a trust.

“Shares” means the interests of Fund Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by a financial intermediary.

Selling Agreement
May 1, 2010

Dear Securities Dealer:

Franklin Templeton Distributors, Inc. (“we” or “us”) invites you to participate in the distribution of shares of the Franklin Templeton investment companies (the “Funds”) for which we now or in the future serve as principal underwriter, subject to the terms of this Agreement. We will notify you from time to time of the Funds that are eligible for distribution and the terms of compensation under this Agreement. This Agreement supersedes any prior dealer or selling agreements between us, as stated in Section 21, below.

1. Licensing.

   (a)      ‑You represent that you are (i) a broker or dealer validly registered with U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, and a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and are presently licensed to the extent necessary by the appropriate regulatory agency of each jurisdiction in which you will offer and sell shares of the Funds, or (ii) a broker, dealer or other company licensed, registered or otherwise qualified to effect transactions in securities in a country (a “foreign country”) other than the United States of America (the “U.S.”) where you will offer or sell shares of the Funds. You agree that termination or suspension of such membership with FINRA, or of your license to do business by any regulatory agency having jurisdiction, at any time shall terminate or suspend this Agreement forthwith and shall require you to notify us in writing of such action. If you are not a member of FINRA but are a broker, dealer or other company subject to the laws of a foreign country, you agree to conform to the Conduct Rules of FINRA. This Agreement is in all respects subject to the Conduct Rules of FINRA, particularly Conduct Rule 2830 of FINRA, which shall control any provision to the contrary in this Agreement.

   (b)      ‑You agree to notify us immediately in writing if at any time you are not a member in good standing of the Securities Investor Protection Corporation (“SIPC”).

2. Sales of Fund Shares. You may offer and sell shares of each Fund and class of each Fund only at the public offering price which shall be applicable to, and in effect at the time of, each transaction. The procedures relating to all orders and the handling of them shall be subject to the terms of the applicable then current prospectus and statement of additional information (hereafter, the “Prospectus”) and new account application, including amendments, for each such Fund and each class of such Fund, and our written instructions from time to time. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

3. Duties of Dealer. You agree:

   (a)      ‑Except as otherwise provided herein, to act as principal, or as agent on behalf of your customers, in all transactions in shares of the Funds. Except as otherwise provided, you shall not have any authority to act as agent for the issuer (the Funds), for the Principal Underwriter, or for any other dealer in any respect, nor will you represent to any third party that you have such authority or are acting in such capacity.

   (b)      ‑To purchase shares of the Funds only from us or from your customers.

   (c)      ‑To enter orders for the purchase of shares of the Funds only from us and only for the purpose of covering purchase orders you have already received from your customers or for your own bona fide investment.

   (d)      ‑To maintain records of all sales, redemptions and repurchases of shares made through you and to furnish us with copies of such records on request.

   (e)      ‑To distribute Prospectuses and reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly undertake to do so on your behalf.

   (f)      ‑That you will not withhold placing customers’ orders for shares so as to profit yourself as a result of such withholding or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

   (g)      ‑That if any shares confirmed to you or your customer hereunder are repurchased or redeemed by any of the Funds within seven (7) business days after such confirmation of the original order, you shall forthwith refund to us the full concession, allowed to you on such orders, including any payments we made to you from our own resources as provided in Section 6(b) hereof with respect to such orders. We shall notify you of such repurchase or redemption within a reasonable time after settlement. Termination or suspension of this Agreement shall not relieve you or us from the requirements of this subsection.

   (h)      ‑That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without notice or demand and without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the shares which you ordered back to the Funds, in which latter case we may hold you responsible for any loss to the Funds or loss of profit suffered by us resulting from your failure to make payment as aforesaid. We shall have no liability for any check or other item returned unpaid to you after you have paid us on behalf of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser’s signed authorization for the liquidation.

   (i)      ‑That you shall assume responsibility for any loss to the Funds caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on our part, and that you will immediately pay such loss to the Funds upon notification.

   (j)      ‑That if on a redemption which you have ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on our part or on the part of any Fund, or at our option, we may buy the shares redeemed on behalf of the Fund, in which latter case we may hold you responsible for any loss to the Fund or loss of profit suffered by us resulting from your failure to settle the redemption.

   (k)      ‑To obtain from your customers all consents required by applicable privacy laws (1) to permit us, any of our affiliates or the Funds to provide you either directly or through a service established for that purpose with confirmations, account statements and other information about your customers’ investments in the Funds and (2) to permit you and your registered representatives, agents, independent contractors and/or employees to transmit and receive confidential information concerning such customers to or from us and through our websites at franklintempleton.com, AdvisorCentral.com, dstvision.com and such other URL(s) through which we may permit you to conduct business concerning the Funds from time to time (referred to collectively as the “Sites”).

   (l)      ‑That orders for the purchase of Fund shares shall be placed by you only for customers for whom you have appropriate identification as required by applicable anti-money laundering laws or policies in your jurisdiction.

   (m)      ‑To the extent you are a “financial intermediary” with respect to the Funds, as that term is defined in Appendix A and Rule 22c-2 under the Investment Company Act of 1940 (the “1940 Act”),  to comply with the additional terms and conditions set forth on Appendix A.

4. Duties of Dealer: Retirement Accounts. In connection with orders for the purchase of shares on behalf of an individual retirement account, self-employed retirement plan or other retirement accounts, by mail, telephone, wire or through the Sites you shall act as agent for the custodian or trustee of such plans and you shall not place such an order until you have received from your customer payment for such purchase and, if such purchase represents the first contribution to such a plan, the completed documents necessary to establish the plan and enrollment in the plan. You agree to indemnify us and Franklin Templeton Bank & Trust, F.S.B. and/or Fiduciary Trust International of the South as applicable for any claim, loss, or liability resulting from incorrect investment instructions received from you which cause a tax liability or other tax penalty.

5. Conditional Orders; Certificates. We will not accept from you any conditional orders for shares of any of the Funds. Delivery of certificates or confirmations for shares purchased shall be made by the Funds only against constructive receipt of the purchase price, subject to deduction for your concession and our portion of the sales charge, if any, on such sale. No certificates for shares of the Funds will be issued unless specifically requested.

6. Dealer Compensation.

   (a)      ‑On each purchase of shares by you from us, the total sales charges and your dealer concessions shall be as stated in each Fund’s then current Prospectus, subject to FINRA rules and applicable laws. Such sales charges and dealer concessions are subject to reductions under a variety of circumstances as described in the Funds’ Prospectuses. For an investor to obtain these reductions, we must be notified at the time of the sale that the sale qualifies for the reduced charge. If you fail to notify us of the applicability of a reduction in the sales charge at the time the trade is placed, neither we nor any of the Funds will be liable for amounts necessary to reimburse any investor for the reduction which should have been effected.

   (b)      ‑In accordance with the Funds’ Prospectuses, we or our affiliates may, but are not obligated to, make payments to you from our own resources as compensation for certain sales which are made at net asset value (“Qualifying Sales”). If you notify us of a Qualifying Sale, we may make a contingent advance payment up to the maximum amount available for payment on the sale. If any of the shares purchased in a Qualifying Sale are repurchased or redeemed within twelve (12) months of the month of purchase, we shall be entitled to recover any advance payment attributable to the repurchased or redeemed shares by reducing any account payable or other monetary obligation we may owe to you or by making demand upon you for repayment in cash. We reserve the right to withhold advances to you, if for any reason we believe that we may not be able to recover unearned advances from you. Termination or suspension of this Agreement shall not relieve you or us from the requirements of this subsection.

   (c)      ‑You agree to waive payment of any dealer concessions payable to you by us until such time as we are in receipt of such dealer concessions.

7. Redemptions or Repurchases. Redemptions or repurchases of shares of the Funds will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable Prospectuses of the Funds. Except as permitted by applicable law, you agree not to purchase any shares from your customers at a price lower than the net asset value of such shares next computed by the Funds after the purchase is made by you (the “Redemption/Repurchase Price”). You shall, however, be permitted to sell shares of the Funds for the account of the record owner to the Funds at the Redemption/Repurchase Price for such shares.

8. Exchanges. Exchange orders will be effective only for uncertificated shares or for which share certificates have been previously deposited and may be subject to any fees or other restrictions set forth in the applicable Prospectuses. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund sold with a sales charge to a Fund which carries a higher sales charge may be subject to a sales charge in accordance with the terms of the applicable Fund’s Prospectus. You will be obligated to comply with any additional exchange policies described in the applicable Fund’s Prospectus, including without limitation any policy restricting or prohibiting excessive and/or short term trading activity, the collection of redemption fees associated with such trading activity and the prohibition of “market timing,” as defined in the Prospectus.

9. Transaction Processing. All orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent to you if you so request. All sales are made subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice, to suspend the sale of shares of the Funds or withdraw the offering of shares of the Funds entirely. Orders will be effected at the price(s) next computed on the day they are received if, as set forth in the applicable Fund’s current Prospectus, the orders are received by us or an agent appointed by us or the Fund prior to the close of trading on the New York Stock Exchange, generally 4:00 p.m. eastern time (“Close of Trading”). Orders received after that time will be effected at the price(s) computed on the next business day. All orders must be accompanied by payment in U.S. Dollars. Orders payable by check must be drawn payable in U.S. Dollars on a U.S. bank, for the full amount of the investment.

   If you have entered into a FundSERV Agreement with us to effect transactions in Fund shares through FundSERV, you are hereby authorized to act on our behalf for the limited purpose of receiving purchase, exchange and redemption orders for Fund shares executed through FundSERV. You represent and warrant that all orders for the purchase, exchange or redemption of Fund shares transmitted to FundSERV for processing on or as of a given business day (Day 1) shall have been received by you prior to the Close of Trading on Day 1. Such orders shall receive the share price next calculated following the Close of Trading on Day 1 .You represent and warrant that orders received by you after the Close of Trading on Day 1 shall be treated by you and transmitted to FundSERV as if received on the next business day (Day 2). Such orders shall receive the share price next calculated following the Close of Trading on Day 2. You represent that you have systems in place reasonably designed to prevent orders received after the Close of Trading on Day 1 from being executed with orders received before the Close of Trading on Day 1.

10. Multiple Classes. We may from time to time provide to you written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares (each, a “Class”) with different sales charges and distribution related operating expenses. In addition, you will be bound by any applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of shares of investment companies offering multiple classes of shares.

11. Rule 12b-1 Plans. You are invited to participate in all distribution plans (each, a “Plan”) adopted for a Class of a Fund or for a Fund that has only a single Class (each, a “Plan Class”) pursuant to Rule 12b-1 under the 1940 Act.

   To the extent you provide administrative and other services, including, but not limited to, furnishing personal and other services and assistance to your customers who own shares of a Plan Class, answering routine inquiries regarding a Fund or Class, assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require, to the extent permitted by applicable statutes, rules, or regulations, we shall pay you a Rule 12b-1 servicing fee. To the extent that you participate in the distribution of Fund shares that are eligible for a Rule 12b-1 distribution fee, we shall also pay you a Rule 12b-1distribution fee. All Rule 12b-1 servicing and distribution fees shall be based on the value of shares attributable to customers of your firm and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the compensation schedule then in effect for the applicable Plan (the “Schedule”). Without prior approval by a majority of the outstanding shares of a particular Class of a Fund which has a Plan, the aggregate annual fees paid to you pursuant to such Plan shall not exceed the amounts stated as the “annual maximums” in such Plan Class’ Prospectus, which amount shall be a specified percent of the value of such Plan Class’ net assets held in your customers’ accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as such Plan Class uses to compute its net assets as set forth in its effective Prospectus).

   You shall furnish us and each Fund that has a Plan Class (each, a “Plan Fund”) with such information as shall reasonably be requested by the Board of Directors, Trustees or Managing General Partners (hereinafter referred to as “Directors”) of such Plan Fund with respect to the fees paid to you pursuant to the Schedule of such Plan Fund. We shall furnish to the Directors of the Plan Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

   Each Plan and the provisions of any agreement relating to such Plan must be approved annually by a vote of the Directors of the Fund that has such Plan, including such persons who are not interested persons of such Plan Fund and who have no financial interest in such Plan or any related agreement (“Rule 12b-1 Directors”). Each Plan or the provisions of this Agreement relating to such Plan may be terminated at any time by the vote of a majority of the Rule 12b-1 Directors, or by a vote of a majority of the outstanding shares of the Class that has such Plan, on sixty (60) days’ written notice, without payment of any penalty. A Plan or the provisions of this Agreement may also be terminated by any act that terminates the underwriting agreement between us and the Fund that has such Plan, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, LLC or their affiliates and such Plan Fund. In the event of the termination of a Plan for any reason, the provisions of this Agreement relating to such Plan will also terminate.

   Continuation of a Plan and provisions of this Agreement relating to such Plan are conditioned on Rule 12b-1 Directors being ultimately responsible for selecting and nominating any new Rule 12b-1 Directors. Under Rule 12b-1, Directors of any of the Plan Funds have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, a Plan Fund is permitted to implement or continue a Plan or the provisions of this Agreement relating to such Plan from year to year only if, based on certain legal considerations, the Directors of such Plan Fund are able to conclude that such Plan will benefit the Plan Class. Absent such yearly determination, such Plan and the provisions of this Agreement relating to such Plan must be terminated as set forth above. In addition, any obligation assumed by a Fund pursuant to this Agreement shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction thereof from shareholders of a Fund. You agree to waive payment of any amounts payable to you by us under a Fund’s Plan until such time as we are in receipt of such fee from the Fund.

   The provisions of the Plans between the Plan Funds and us shall have control over the provisions of this Agreement in the event of any inconsistency.

12. Registration of Shares. Upon request, we shall notify you of the states or other jurisdictions in which each Fund’s shares are currently noticed, registered or qualified for offer or sale to the public. We shall have no obligation to make notice filings of, register or qualify, or to maintain notice filings of, registration of or qualification of, Fund shares in any particular state or other jurisdiction.
We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the registration, qualification or licensed status of persons offering or selling Fund shares or for the manner of offering or sale of Fund shares. If it is necessary to file notice of, register or qualify Fund shares in any foreign jurisdictions in which you intend to offer the shares of any Funds, it will be your responsibility to arrange for and to pay the costs of such notice filing, registration or qualification; prior to any such notice filing, registration or qualification, you will notify us of your intent and of any limitations that might be imposed on the Funds, and you agree not to proceed with such notice filing, registration or qualification without the written consent of the applicable Funds and of ourselves. Except as stated in this section, we shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such shares or for any matter in connection therewith, and no obligation not expressly assumed by us in this Agreement shall be implied. Nothing in this Agreement shall be deemed to be a condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, the rules and regulations of the SEC, or any applicable laws or regulations of any government or authorized agency in the U.S. or any other country having jurisdiction over the offer or sale of shares of the Funds, or to relieve the parties hereto from any liability arising under such laws, rules and regulations.

13. Continuously Offered Closed-End Funds. This Section 13 relates solely to shares of Funds that represent a beneficial interest in shares issued by a fund that is a closed-end investment company registered under the 1940 Act that makes a continuous offering of its shares, for which we or an affiliate of ours serve as principal underwriter, and that periodically repurchases its shares (each, a “Trust”). Shares of a Trust that are offered to the public will be registered under the 1933 Act, and are expected to be offered during an offering period that may continue indefinitely (“Continuous Offering Period”). There is no guarantee that such a continuous offering will be maintained by a Trust. The Continuous Offering Period, shares of a Trust and certain of the terms on which such shares are offered shall be as described in the Prospectus of the Trust.

   As set forth in a Trust’s then current Prospectus, we may, but are not obligated to, provide you with appropriate compensation for selling shares of the Trust. In addition, you may be entitled to a fee for servicing your clients who are shareholders in a Trust, subject to applicable law and FINRA Conduct Rules. You agree that any repurchases of shares of a Trust that were originally purchased as Qualifying Sales shall be subject to Subsection 6(b) hereof.

You expressly acknowledge and understand that, notwithstanding anything to the contrary in this Agreement:

   (a)      ‑No Trust has a Rule 12b-1 Plan and in no event will a Trust pay, or have any obligation to pay, any compensation directly or indirectly to you.

   (b)      ‑Shares of a Trust will not be repurchased by either the Trust (other than through repurchase offers by the Trust from time to time, if any) or by us and no secondary market for such shares exists currently, or is expected to develop. Any representation as to a repurchase or tender offer by a Trust, other than that set forth in the Trust’s then current Prospectus, notification letters, reports or other related material provided by the Trust, is expressly prohibited.

   (c)      ‑An early withdrawal charge payable by shareholders of a Trust to us may be imposed on shares accepted for repurchase by the Trust that have been held for less than a stated period, as set forth in the Trust’s then current Prospectus.

   (d)      ‑In the event your customer cancels his or her order for shares of a Trust after confirmation, such shares will not be repurchased, remarketed or otherwise disposed of by or through us.

14. Fund Information. You are not authorized to give any information or make any representations concerning shares of a Fund except those contained in the Fund’s then current Prospectus, Summary Prospectus, Statement of Additional Information or in other materials produced by us or by the Fund nor may you present or create any information or materials that are contrary to or inconsistent with the materials so provided to you. We will supply reasonable quantities of, and/or reasonable electronic access to, Prospectuses (and/or any applicable Summary Prospectuses), sales or other marketing materials, and additional information as issued by the Fund or by us.  We will not be responsible for reimbursing you for any costs or expenses you may incur for accessing or printing such materials. You are not authorized to modify or translate any materials we have provided to you.

   You agree, represent and warrant that you are solely responsible for any materials prepared by you that are based upon information concerning shares of a Fund produced by us or the Fund and that such materials will  (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country having jurisdiction over the offering or sale of shares of the Funds, (b) not be contrary to or inconsistent with the information or materials provided to you by us or a Fund, and (c) be made available to us upon request.  You agree to file any advertising or sales material relating to the Funds prepared by you with FINRA, or other applicable legal or regulatory authority, within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will have no involvement in the preparation of, or responsibility for, any such materials prepared by you.  Notwithstanding the above, you may not use our Franklin Templeton Investments name or logo in materials prepared by you without our prior written consent.

15. Use of Site. Each of your registered representatives, agents, independent contractors and employees will have access to the Sites as provided herein, (a) upon registration by such individual on a Site (including providing certain data and codes identifying you),
(b) if you cause an MOS Site Access Request Form (an “Access Form”) to be signed by your authorized supervisory personnel and submitted to us, as a Schedule to, and legally a part of, this Agreement, or (c) if you provide such individual with the necessary access codes or other information necessary to access the Sites through any generic or firm-wide authorization we may grant you from time to time. Upon receipt by us of a completed registration submitted by an individual through the Sites or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we will issue a user identification, express number and/or password (collectively, “Access Code”). Any person to whom we issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Sites through any generic or firm-wide authorization we may grant you from time to time shall be an “Authorized User.” We shall be entitled to assume that such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which you are authorized to access on the Site. All inquiries and transactions initiated by you (including your Authorized Users) are your responsibility, are at your risk and are subject to our review and approval (which could cause a delay in processing).You agree that we do not have a duty to question information or instructions you (including Authorized Users) give to us under this Agreement, and that we are entitled to treat as authorized, and act upon, any such instructions and information you submit to us. You agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss or theft or unauthorized use of any Access Code, you agree to contact us immediately. You also agree to monitor your (including Authorized Users’) use of the Site to ensure the terms of this Agreement are followed. You acknowledge that the Sites are transmitted over the Internet on a reasonable efforts basis and we do not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-infringement. Moreover, you acknowledge that the Sites are provided for informational purposes only, and are not intended to comply with any requirements established by any regulatory or governmental agency.

16. Dealer Representation. You represent and warrant that you will comply with all applicable U.S. federal, state and local laws and regulations in performing your obligations hereunder. Without limiting the foregoing, you agree that in recommending to a customer the purchase, sale or exchange of any shares, or class of shares, of a Fund, you shall have reasonable grounds for believing that the recommendation is suitable for such customer. You also agree that you will comply with all policies and agreements concerning Site usage, including without limitation the Terms of Use Agreement(s) posted on the Sites (“Site Terms”), as may be revised and reposted on the Sites from time to time, and those Site Terms (as in effect from time to time) are a part of this Agreement.

17. Indemnification; Defense of Claims; Attorneys’ Fees. You agree to indemnify and hold harmless us and the Funds, as well as our and the Funds’ respective officers, directors and employees (collectively, “indemnitees”), from any and all actual and/or alleged losses, claims, liabilities and expenses (including reasonable attorneys’ fees and expenses) (collectively “Losses”) arising from or as the result of (1) any actual or alleged violation of any statute or regulation (including without limitation U.S. and state securities laws and regulations and consumer protection laws, as well as the laws of any foreign country where you offer or sell shares of the Funds) and/or any actual or alleged violation of common law (including without limitation all tort and/or contract claims), which in any way relate to any offer, sale, redemption, transfer or exchange of shares of the Funds (including any actual and/or alleged mishandling of the transaction and/or misappropriation of the proceeds in connection therewith) by you and/or by or through any of your officers, directors, employees, independent contractors or agents, (2) the breach by you or any of your officers, directors, employees, independent contractors or agents of any of the terms and conditions of this Agreement and/or (3) any use, including unauthorized access obtained through you, of the Sites by you or your officers, directors, employees or agents, provided, however, that an Indemnitee shall not be entitled to indemnification hereunder to the extent the actual and proximate cause of any such Losses is attributed to such Indemnitee’s own negligence, willful misconduct or breach.

   In addition, you agree that in the event that the Indemnitees are named in any legal proceedings (including, but not limited to lawsuits filed in court and statements of claim filed in an arbitration forum) which involve claims and/or liabilities that are the subject of this indemnification agreement, we and the Fund(s) may, following notice to you, retain attorneys of our choice to represent us and/or the Fund(s) in such legal proceedings at your expense, and you will promptly reimburse us and/or the Fund(s) for the attorneys’ fees and expenses incurred in connection with the defense of any such legal proceedings. This Section 17 shall survive the termination of this Agreement.

18. Termination; Succession; Assignment; Amendment. Each party to this Agreement may terminate its participation in this Agreement by giving written notice to the other parties. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other parties or any officer or member thereof, or was mailed postpaid or delivered by electronic transmission to the other parties’ chief legal officers at the addresses shown herein or the address listed with FINRA. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by you. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by you subsequent to your voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of a dealer, will be effective only upon written notification by us to you. This Agreement will terminate automatically in the event of its assignment by us. For purposes of the preceding sentence, the word “assignment” shall have the meaning given to it in the 1940 Act. This Agreement may not be assigned by you without our prior written consent. This Agreement may be amended by us at any time by written notice to you at the address given below (or such other address as specified in writing by you) or the address listed with FINRA and your placing of an order for shares of a Fund or acceptance of payments of any kind after the effective date and receipt of notice of any such Amendment shall constitute your acceptance of such Amendment. Notwithstanding the foregoing, the Site Terms may be separately amended as provided therein and as so amended and in effect from time to time shall be a part of this Agreement.

19. Privacy; Anti-Money Laundering.

   (a)      ‑Each party to this Agreement agrees to limit the disclosure of nonpublic personal information of shareholders and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

   (b)      ‑Each party to this Agreement acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001, the Bank Secrecy Act and their corresponding implementing regulations (collectively, the “AML Laws”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each party represents and warrants that it has established policies and procedures reasonably designed to detect and prevent money laundering and to comply with the AML Laws, including FINRA Rule 3011, in all relevant aspects. Each party agrees that it will take such further steps and cooperate with the other party as may be reasonably necessary to facilitate compliance with the AML Laws. Each party also certifies that it complies with the economic sanction programs administered by the U.S. Treasury’s Office of Foreign Assets Control.

20. Setoff; Dispute Resolution. Should any of your concession accounts with us have a debit balance, we may offset and recover the amount owed to us or the Funds from any other account you have with us, without notice or demand to you. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of FINRA or the American Arbitration Association. Judgment upon any arbitration award may be entered by any court having jurisdiction. This Agreement shall be construed in accordance with the laws of the State of California, not including any provision that would require the general application of the law of another jurisdiction.

21. Acceptance; Cumulative Effect. This Agreement is cumulative and supersedes any similar agreement previously in effect. It shall be binding upon the parties hereto when signed by us and accepted by you. If you have a current dealer or selling agreement with us, your first trade or acceptance of payments from us after your receipt of this Agreement, as it may be amended pursuant to Section 18, above, shall constitute your acceptance of its terms. Otherwise, your signature below shall constitute your acceptance of its terms.

FRANKLIN TEMPLETON DISTRIBUTORS, INC.

By /s/ Peter D. Jones_____

   Peter D. Jones, President

One Franklin Parkway
San Mateo, CA 94403-1906
Attention: Chief Legal Officer (for legal notices only)
(650) 312-2000

100 Fountain Parkway
St. Petersburg, Florida 33716-1205
(727) 299-8712

DEALER: If you have not previously signed a dealer or selling agreement with us, please complete and sign this section and return the original to us.

Dealer Name

                                                 Date

By:

   (Signature)

Name                                             Title

Address                                          City State ZIP

NASD CRD #                                       Telephone

                                                            (     )

(Internal Use Only)

Franklin Templeton dealer number

Appendix A - Additional Terms and Conditions Regarding Rule 22c-2

To the extent you are a “financial intermediary” with respect to the Funds, you agree as follows:

1.1 Agreement to Provide Information. You agree to provide Distributors, upon written request, the taxpayer identification number (“TIN”) of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund Shares held through an account maintained by you during the period covered by the request.

   ‑1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. Distributors may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by it for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

   ‑1.1.2 Form and timing of Response. You agree to transmit the requested information that is on your books and records to Distributors or its designee promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on your books and records, you agree to: (i) provide or arrange to provide Distributors or its designee the requested information regarding Shareholders who hold an account with an indirect intermediary; or (ii) prohibit further purchases of Fund Shares by such indirect intermediary on behalf of itself or other persons. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to Distributors should be consistent with the NSCC Standardized Data Reporting Format.

   ‑1.1.3 Limitations on Use of Information. Distributors agrees not to use the information received for marketing or any other similar purpose without your prior written consent.

1.2 Agreement to Restrict Trading. You agree to execute written instructions from Distributors or its designee to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by Distributors or its designee as having engaged in transactions in Shares (directly or indirectly through an account established by you) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

   ‑1.2.1 Form of Instructions. Instructions must include the TIN and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

   ‑1.2.2 Timing of Response. You agree to execute instructions as soon as reasonably practicable, but not later than five (5) business days after your receipt of the instructions.

   ‑1.2.3 Confirmation. You must provide written confirmation to Distributors or its designee that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

1.3 Excepted Funds. These terms and conditions shall not apply to any “excepted fund” as defined in Section 1.4.

1.4 Definitions

“Distributors” means Franklin Templeton Distributors, Inc.

“Funds” or a “Fund” means certain registered investment companies, and separate series of such companies, for which Distributors serves as the principal underwriter.

“Financial Intermediary” means:

   (i) ‑any broker, dealer, bank, or other person that holds securities issued by a Fund, in nominee name;

   ‑(ii)     ‑a unit investment trust or fund that invests in a Fund in reliance on section 12(d)(l)(E) of the 1940 Act (15 U.S.C. 80a-12(d)(l)(E)); and

   ‑(iii)    ‑in the case of a participant-directed employee benefit plan that owns the securities issued by a Fund, a retirement plan's administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1002 (16)(A)) or any person that maintains the plan's participant records.

   ‑Notwithstanding the above, “financial intermediary” does not include any person that the Fund treats as an individual investor with respect to the Fund's policies established for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

“Excepted Fund” means:

   ‑(i)      ‑any Fund that is regulated as a money market fund under Rule 2a-7 under the 1940 Act;

   ‑(ii)     ‑any Fund that issues securities that are listed on a national securities exchange; and

   ‑(iii)    ‑any Fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the Fund permits short-term trading of its securities and that such trading may result in additional costs for the Fund.

“Shareholder” means:

   ‑(i)      ‑a beneficial owner of securities held in nominee name;

   ‑(ii)     ‑a participant in a participant-directed employee benefit plan;

   ‑(iii)    ‑a holder of interests in a fund or unit investment trust that has invested in a Fund in reliance on section 12(d)(l)(E) of the 1940 Act; and

   ‑(iv)     ‑a holder of interests in a variable annuity or variable life insurance contract issued by a financial intermediary and for which one or more Funds serve as underlying investments.

   ‑“Shareholder” does not include a fund investing pursuant to section 12(d)(l)(G) of the 1940 Act, a trust established pursuant to section 529 of the Internal Revenue Code (26 U.S.C. 529), or a holder of an interest in such a trust.

“Shares” means the interests of Fund Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by a financial intermediary.